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                                                                    EXHIBIT 3.29

Office of the                                           Corporations Section
Secretary of State                                      P.O. Box 1367
                                                        Austin, Texas 78711-3697

                       CERTIFICATE OF LIMITED PARTNERSHIP

1.   The name of the limited partnership is WinCup Texas, Ltd.

2. The street address of its proposed registered office in Texas is (a P.O. Box is not sufficient) 1307 North Sylvania Avenue, Fort Worth TX 76111 and the name of its proposed registered agent in Texas at such address is Michael P. Pate

3. The address of the principal office in the United States where records of the partnership are to be kept or made available is 3607 North Sylvania Avenue, Fort Worth, TX 76111

4. The name, the mailing address, and the street address of the business or residence of each general partner is as follows:

NAME                MAILING ADDRESS        STREET ADDRESS

WinCup GP, L.L.C.   1209 Orange Street     1209 Orange Street
                    Wilmington, DE 19801   Wilmington, DE 19801

                                        WINCUP GP, L.L.C.


                                        By:  WinCup Holdings, Inc.
                                                its sole member


Date Signed: January 20, 1999           By: /s/ Michael T. Kennedy
                                            ------------------------------------
                                            Michael T. Kennedy, President